Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-75307, No. 333-63128, No. 333-123813, No. 333-134162, No. 333-140848 and No. 333-167602 on Form S-8 of our reports dated February 21, 2012, relating to the financial statements and financial statement schedule of Graco Inc. and Subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Graco Inc. and Subsidiaries for the year ended December 30, 2011.

/s/DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 21, 2012

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